As filed with the Securities and Exchange Commission on August 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

777 Post Oak Boulevard, Suite 800

Houston, Texas, 77056

(281) 404-4709

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Douglas G. Smith

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

(281) 404-4709

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Bryan K. Brown

Porter Hedges LLP

RRI Energy Plaza 1000 Main Street, 36th Floor

Houston, Texas 77002

(713) 226-6000 Facsimile: (713) 226-6291

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)(2)(3)(4)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)(2)(3)	AMOUNT OF REGISTRATION FEE (5)
Ordinary Shares
Preferred Shares
Warrants
Debt Securities
Guarantees of Debt Securities(4)
Depositary Shares
Units
Total	$250,000,000			$29,025

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	The registrant is hereby registering an indeterminate amount of each identified class of its securities up to a proposed maximum aggregate offering price of $250,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(3)	The registrant is hereby registering such indeterminate amount of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.
(4)	Guarantees of the debt securities may be issued by one or more of the registrants, including those that are listed below under the caption Table of Additional Registrants. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act. A filing fee in the amount of $11,133 was paid by the registrant in connection with a prior registration statement (File No. 333-159299) filed on July 9, 2008. Pursuant to Rule 457(p) under the Securities Act a portion of the filing fee from the earlier registration statement is being used to offset the filing fee hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Some or all of the following direct and indirect wholly-owned subsidiaries of Vantage Drilling Company may guarantee the debt securities issued pursuant to this registration statement. The address, including zip code, and telephone number, including area code, of each of the co-registrants is 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, (281) 404-4700:

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Emerald Driller Company	Cayman Islands	N/A
Mandarin Drilling Corporation	Marshall Islands	N/A
Offshore Group Investment Limited	Cayman Islands	N/A
P2020 Rig Co.	Cayman Islands	N/A
P2021 Rig Co.	Cayman Islands	N/A
Sapphire Driller Company	Cayman Islands	N/A
Vantage Deepwater Company	Cayman Islands	N/A
Vantage Driller I Co.	Cayman Islands	N/A
Vantage Driller II Co.	Cayman Islands	N/A
Vantage Driller III Co.	Cayman Islands	N/A
Vantage Driller IV Co.	Cayman Islands	N/A
Vantage Driller V Co.	Cayman Islands	N/A
Vantage Drilling Labuan I Ltd.	Malaysia	N/A
Vantage Drilling Netherlands B.V.	The Netherlands	N/A
Vantage Drilling (Malaysia) I Sdn. Bhd.	Malaysia	N/A
Vantage Energy Services, Inc.	Delaware	51-0599779
Vantage Holding Hungary Kft	Hungary	N/A
Vantage Holdings Caymans	Cayman Islands	N/A
Vantage Holdings Malaysia I Co.	Cayman Islands	N/A
Vantage International Management Co.	Cayman Islands	N/A
Vantage International Management Company Pte Ltd.	Singapore	N/A

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2011

PROSPECTUS

$250,000,000

ORDINARY SHARES, PREFERRED SHARES, WARRANTS, DEBT SECURITIES, GUARANTEES OF DEBT SECURITIES, DEPOSITARY SHARES AND UNITS

Vantage Drilling Company

From time to time, we may offer ordinary shares, preferred shares, warrants, debt securities, depositary shares and units, or any combination of any of these securities, at an aggregate initial offering price not to exceed $250,000,000. The securities offered under this prospectus may be offered separately, together or in series separate, and in amounts, at prices and on terms to be determined at the time of sale.

We will provide terms of any offering and the specific terms of offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as the documents we incorporate by reference, before you invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

Our ordinary shares are currently traded on the NYSE Amex under the symbol “VTG”. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For additional information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” for a discussion of information that should be considered before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Certain Documents Incorporated by Reference” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless stated or the context otherwise requires, references in this prospectus to “we,” “us” and “our” refer to Vantage Drilling Company and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement include or incorporate by reference “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this prospectus or any accompanying prospectus supplement or in the documents incorporated by reference regarding the financial position, business strategy, backlog, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and similar expressions are intended to identify forward-looking statements.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements.

Among the factors that could cause actual plans or results to differ materially from those included in any forward-looking statements are those referenced or described under “Risk Factors” in any accompanying prospectus supplement, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in our other filings with the SEC, among others. Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

All forward-looking statements included in this prospectus, any accompanying prospectus supplement or incorporated by reference into this prospectus are made only as of the date of the document in which they appear, and we do not undertake any obligation to update any forward-looking statements for any reason, except as required by law. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities. Information under Item 2.02 or 7.01 furnished in current reports on Form 8-K is not incorporated by reference herein.

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 16, 2011, as amended by a Form 10-K/A (Amendment No. 1) filed with the SEC on May 2, 2011;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011;

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our current reports on Form 8-K filed with the SEC on January 5, 2011, January 7, 2011, January 14, 2011, February 22, 2011, March 10, 2011 and April 20, 2011, May 13, 2011, May 23, 2011, June 2, 2011, June 28, 2011 and August 2, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K); and

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the description of our ordinary shares contained in Item 1 of our Registration Statement on Form 8-A/A filed with the SEC on January 14, 2010, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference into such document.

You may request a copy of these filings, at no cost, by writing or telephoning us at Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Attn: Investor Relations, phone number (281) 404-4700.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public on our website at http://www.vantagedrilling.com. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus. This prospectus also contains summaries of the terms of certain agreements that we have entered into that are filed as exhibits to the registration statement of which this prospectus is a part or other reports that we have filed with the SEC. The descriptions contained in this prospectus of those agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. You may request a copy of the agreements defined herein at no cost by writing or telephoning us at the following address: Attention: Corporate Secretary, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, phone number (281) 404-4700.

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VANTAGE DRILLING COMPANY

We are an international offshore drilling company focused on operating a fleet of modern, high specification drilling units. Our principal business is to contract drilling units, related equipment and work crews, primarily on a dayrate basis to drill oil and natural gas wells for our customers. We also provide construction supervision services for, and will operate and manage, drilling units owned by others. Through our fleet of five wholly owned drilling units, we are a provider of offshore contract drilling services to major, national and independent oil and natural gas companies, focused primarily on international markets. Our fleet of owned and managed drilling units is currently comprised of four jackup rigs and two drillships. In addition, we have recently entered into a contract for the construction of another drillship due to be delivered in 2013 and are also overseeing the construction of three additional drillships for third parties.

We are a Cayman Islands exempted company with principal executive offices located at 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Our phone number is (281) 404-4700 and our website address is www.vantagedrilling.com. Information on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and incorporated by reference in this prospectus, before making an investment decision. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or our financial condition.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities, for general corporate purposes which may include capital expenditures, the repayment or refinancing of debt, investments in our subsidiaries, working capital, or acquisitions or other business opportunities. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities. We will bear all other costs, fees and expenses incurred by us in effecting the registration, offer and sale of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earning to fixed charges for the periods shown:

	Year Ended December 31				Quarter Ended March 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	322.5x	—	—	—	—

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges are the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. Earnings were insufficient to cover fixed charges by $51.9 million, $12.5 million and $74.1 million for the years ended December 31, 2008, December 31, 2009 and December 31, 2010 and $15.1 million for the quarter ended March 31, 2011. We had no preferred shares outstanding as of the end of any of the periods shown.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital, together with the additional information we may include in any prospectus supplements (which may differ from the terms summarized below), summarizes the material terms and provisions of our share capital that we may offer under this prospectus. For the complete terms of our share capital, please refer to our amended and restated memorandum and articles of association that are filed as exhibits to the reports incorporated by reference into the registration statement that includes this prospectus.

Description of Ordinary Shares

We are currently authorized to issue 400,000,000 ordinary shares, par value $0.001 per share. As of August 2, 2011, we had 290,661,634 ordinary shares issued and outstanding. The holders of ordinary shares are entitled to one vote per share on all matters to be voted on by the securityholders. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred shares, the holders of ordinary shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred shares, if any, then outstanding. The ordinary shares have no preemptive or conversion rights or other subscription rights. All outstanding ordinary shares are fully paid and non-assessable. We have not paid any dividends on our ordinary shares.

Description of Preferred Shares

We are authorized to issue 10,000,000 preferred shares, par value $0.001 per share. As of the date of this prospectus, we have no preferred shares outstanding. Our board of directors has the authority, without shareholder approval, to issue preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of us without further action by the securityholders and may adversely affect the voting and other rights of the holders of ordinary shares. The issuance of preferred shares with voting rights may adversely affect the voting power of the holders of ordinary shares, including the loss of voting control to others.

A prospectus supplement relating to a series of preferred shares will describe terms of that series of preferred shares, including:

•	the designation of such series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable and whether those dividends will be cumulative or noncumulative;

•	if cumulative, the date from which dividends on the preferred shares shall accumulate;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	anti-dilution of the preferred shares, if any;

•	any voting rights;

•	any restrictions on further issuances;

•	any listing of that series on any securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	any other terms of that series.

Listing

Our ordinary shares are listed on the NYSE Amex under the symbol “VTG.”

Transfer Agent

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF WARRANTS

This section outlines some of the provisions of the warrants we may issue and the warrant agreement pursuant to which they may be issued. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the warrant agreement with respect to the warrants. The specific terms of any warrants will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any warrants may differ from the general description of terms presented below.

General Description of Warrants

We may issue warrants for the purchase of debt securities, ordinary shares, preferred shares, depositary shares or units. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We will issue warrants under one or more warrant agreements between us and the warrant agent that we will name in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of a warrant may be purchased;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the amount of debt or equity securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the applicable prospectus supplement.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section outlines some of the provisions of the debt securities that may be issued by an issuer and any related guarantees. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of indenture and the applicable supplemental indenture with respect to the debt securities of any particular series and any related guarantees. The specific terms of any series of debt securities and any related guarantees will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of debt securities and any related guarantees may differ from the general description of terms presented below. The indenture does not limit the amount of debt securities that may be issued.

We may issue secured or unsecured debt securities. Our debt securities and any related guarantees will be issued under an indenture to be entered into between us and Wells Fargo Bank, N.A., as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our debt securities may be convertible into our ordinary shares or other of our securities.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis. The obligations of each guarantor, if any, under its guarantee, if any, will be limited as necessary under applicable law to prevent that guarantee from constituting a fraudulent conveyance. In the event that any series of debt securities and any related guarantees will be subordinated to other indebtedness that issuer or the guarantors have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to such debt securities and related guarantees.

We have described select portions of the indenture below. This description may not contain all of the information that is important to you. The form of indenture has been included as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities and any related guarantees will be established by, or pursuant to, a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. When we offer a particular series of debt securities, we will identify the issuer, the title of the debt securities, any guarantors and the aggregate principal amount of the debt securities we are offering, and we will describe the following terms of the debt securities, if applicable:

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine the rate or rates (including any rate or rates determined by reference to any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of and interest on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•	the terms and conditions on which we may redeem the debt securities;

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any obligations we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the date or dates on which or period or periods within which, the price or prices at which and the other detailed terms and provisions upon which the debt securities will be redeemed or purchased pursuant to such obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

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whether the debt securities will be issued as bearer or fully registered securities and, if they are to be issued as fully registered securities, whether they will be in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon acceleration or declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

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if payments of principal of, or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the terms, if any, of subordination of the debt securities;

•

the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities by any of our subsidiaries (including the identity of any guarantor), whether any such guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

•	any provisions relating to any security provided for the debt securities or any subsidiary guarantees (including any security to be provided by any subsidiary guarantor);

•

any addition to, or change in, the events of default in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•

any provisions relating to conversion of any debt securities into equity interests, including the conversion price and the conversion period, whether conversion will be mandatory, at the option of the holders of the debt securities or at our option, events requiring an adjustment of the conversion price, and provisions affecting conversion if the debt securities are redeemed;

•	any exchange features of the debt securities;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•

any addition to, or change in, the provisions relating to satisfaction and discharge of the indenture described in this prospectus with respect to the debt securities, or in the provisions relating to legal defeasance or covenant defeasance under the indenture described in this prospectus with respect to the debt securities;

•	any addition to, or change in, the provisions relating to modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any other terms and provisions of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any registrars, paying agents, service agents, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any series of debt securities in the applicable prospectus supplement.

The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

One or more series of debt securities may be sold at a discount to their stated principal amount or may bear no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

When we determine to issue debt securities, we will instruct the trustee to authenticate for issuance such debt securities in a principal amount that we will provide in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. Our instructions may authorize the trustee to authenticate and deliver such debt securities upon our oral instructions or the oral instructions of our authorized agent or agents.

Transfer and Exchange

We expect most debt securities to be issued in denominations of $1,000 and integral multiples thereof. Each debt security will be represented by either one or more global securities deposited with and registered in the name of a depositary to be designated by us in the applicable prospectus supplement, or a nominee (we refer to any debt security represented by a global security as a “book-entry debt security”), or by a certificate issued in definitive registered or bearer form (we refer to any fully registered debt security represented by a certificate as a “registered certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange registered certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of registered certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of registered certificated debt securities, and the right to receive the principal of and interest on those registered certificated debt securities, only by surrendering the certificate representing those registered certificated debt securities and the issuance by us or the trustee of a certificate to the new holder.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued to the depositary in registered certificated form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The Trustee

Wells Fargo Bank, N.A. will act as the initial trustee, conversion agent, paying agent, transfer agent and registrar with respect to debt securities under the indenture. Wells Fargo Bank, N.A. is also the trustee under an existing indenture governing the 11 1/2% Senior Secured First Lien Notes due 2015 issued by Offshore Group Investment Limited and guaranteed by us and certain of our subsidiaries.

Governing Law

The indenture, the debt securities and any subsidiary guarantees shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred shares) of a share of a particular series of preferred shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the preferred shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Distributions

The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preferred shares to the record holders of depositary shares relating to such class or series of preferred shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred shares on the basis set forth in the prospectus supplement for such class or series of preferred shares, but holders of such whole preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional preferred shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only: (1) if all outstanding depositary shares have been redeemed; (2) if there has been a final distribution in respect of the related class or series of preferred shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts; or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the related class or series of preferred shares and any redemption of such preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or preferred shares are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares.

The depositary will not be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, our ordinary shares, our preferred shares, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities and Subsidiary Guarantees,” “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any debt security, preferred shares, ordinary shares, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

The following provision will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred shares, ordinary shares and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

Modification Without Consent of Holders

We and the unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document. In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under the Trust Indenture Act of 1939

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act of 1939 with respect to their units.

Title

We, the unit agents and any of their respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to a limited number of purchasers or to a single purchase;

•	to or through underwriters or dealers;

•	through agents; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer or an affiliate thereof, who will then resell or transfer ordinary shares under this prospectus; or

•

loan or pledge ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our ordinary shares which are listed on the NYSE Amex. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred shares or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred shares or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of ordinary shares, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ordinary shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed eight percent (8%) of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If five percent (5%) or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

LEGAL MATTERS

Porter Hedges LLP, Houston, Texas, will provide us with opinions concerning certain matters in connection with offerings under this prospectus from time to time. Maples and Calder will provide us with opinions concerning the law of the Cayman Islands in connection with offerings under this prospectus. Reti, Antall and Partners Law Firm will provide us with opinions concerning the law of Hungary in connection with offerings under this prospectus. Heussen will provide us with opinions concerning the law of the Netherlands in connection with offerings under this prospectus. Reeder & Simpson PC will provide us with opinions concerning the law of the Marshall Islands in connection with offerings under this prospectus. Azmi & Associates will provide us with opinions concerning the law of Malaysia in connection with offerings under this prospectus. The Kelvin Chia Partnership will provide us with opinions concerning the law of Singapore in connection with offerings under this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements incorporated by reference in this prospectus and elsewhere in this registration statement from our Annual Report on Form 10-K as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses that we will pay in connection with the issuance and distribution of the securities described in this Registration Statement. Other than the registration fee, each amount shown is an estimate.

Securities and Exchange Commission Registration Fee	$	29,025
Trustee’s Fees and Expenses	$	20,000
Rating Agencies’ Fees	$	225,000
Transfer Agent and Registrar Fees and Expenses	$	1,600
Printing Expenses	$	50,000
Accounting Fees and Expenses	$	5,000
Legal Fees and Expenses	$	35,000
Miscellaneous Expenses	$	50,000
Total Expenses	$	415,625

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud, willful default, willful neglect, dishonesty or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The limitation of liability and indemnification provisions in our amended and restated memorandum and articles of association may discourage securityholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our securityholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

ITEM 16.	EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference in this Registration Statement.

Exhibit No.	Description

1.1	Form(s) of Underwriting Agreement *

4.1	Specimen Ordinary Share Certificate (Incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Company’s registration statement on Form F-4 (File No. 333-147797))

4.2	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.2 of Amendment No. 4 to the Company’s registration statement on Form F-4 (File No. 333-147797))

Exhibit No.	Description

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 of Amendment No. 4 to the Company’s registration statement on Form F-4 (File No. 333-147797))

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and Vantage Drilling Company (Incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the SEC on June 18, 2008)

4.5	Form of Indenture †

4.6	Form of Warrant Agreement *

4.7	Form of Deposit Agreement *

4.8	Form of Depositary Share *

4.9	Form of Unit Agreement *

4.10	Form of Guarantee *

5.1	Opinion of Porter Hedges LLP †

5.2	Opinion of Maples and Calder **

5.3	Opinion of Reti, Antall and Partners Law Firm †

5.4	Opinion of Heussen **

5.5	Opinion of Reeder & Simpson PC †

5.6	Opinion of Azmi & Associates **

5.7	Opinion of the Kelvin Chia Partnership †

12.1	Statement showing computation of ratio of earnings to fixed charges †

23.1	Consent of UHY LLP, Independent Registered Certified Public Accounting Firm †

23.2	Consent of Porter Hedges LLP (included in opinion filed as Exhibit 5.1)

23.3	Consent of Maples and Calder **

23.4	Consent of Reti, Antall and Partners Law Firm (included in opinion filed as Exhibit 5.3)

23.5	Consent of Heussen **

23.6	Consent of Reeder & Simpson PC (included in opinion filed as Exhibit 5.5)

23.7	Consent of Azmi & Associates **

23.8	Consent of the Kelvin Chia Partnership (included in opinion filed as Exhibit 5.7)

24.1	Power of Attorney (included on signature page to this Registration Statement)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended *

†	Filed herewith.
*	To be filed, if necessary, by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	To be filed by amendment.

ITEM 17.	UNDERTAKINGS.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Drilling Company

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chairman and Chief Executive Officer (Principal executive officer)	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

By:	/s/ Steven Bradshaw	Director	August 2, 2011
Steven Bradshaw

By:	/s/ Marcelo D. Guiscardo	Director	August 2, 2011
Marcelo D. Guiscardo

	Signature	Title	Date

By:	/s/ Ong Tian Khiam	Director	August 2, 2011
Ong Tian Khiam

By:	/s/ Duke R. Ligon	Director	August 2, 2011
Duke R. Ligon

By:	/s/ John C.G. O’Leary	Director	August 2, 2011
John C.G. O’Leary

By:	/s/ Steinar Thomassen	Director	August 2, 2011
Steinar Thomassen

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Emerald Driller Company

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Mandarin Drilling Corporation

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Offshore Group Investment Limited

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer)	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer) and Director	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

P2020 Rig Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

P2021 Rig Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Sapphire Driller Company

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Deepwater Company

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and	August 2, 2011
	Douglas G. Smith	accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Driller I Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Driller II Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg
By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

By:	/s/ Don Munro	Director	August 2, 2011
Don Munro

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Driller III Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Driller IV Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Driller V Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Drilling Labuan I Ltd.

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Linda J. Ibrahim	Director (Principal executive, financial and accounting officer)	August 2, 2011
Linda J. Ibrahim

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Drilling (Malaysia) I Sdn. Bdh.

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Linda J. Ibrahim	Director (Principal executive, financial and accounting officer)	August 2, 2011
Linda J. Ibrahim

By:	/s/ Fadzil Ishkandar Bin Badaruddin	Director	August 2, 2011
Fadzil Ishkandar Bin Badaruddin

By:	/s/ Norwen Shahreeda Bin Mohamad Ghazali	Director	August 2, 2011
Norwen Shahreeda Bin Mohamad Ghazali

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Drilling Netherlands B.V.

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim
Managing Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Christopher G. DeClaire his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Linda J. Ibrahim	Managing Director (Principal executive, financial and accounting	August 2, 2011
	Linda J. Ibrahim	officer)

		Managing Director	August 2, 2011
By:	/s/ D. Timmers

Managing Director
By:	/s/ J.F. Verhaert		August 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Energy Services, Inc.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chairman and Chief Executive Officer (Principal executive officer)	August 2, 2011
	Paul A. Bragg	and Director

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and	August 2, 2011
	Douglas G. Smith	accounting officer)

Director
By:	/s/ Christopher G. DeClaire		August 2, 2011
Christopher G. DeClaire

Director
By:	/s/ Marcelo Guiscardo		August 2, 2011
Marcelo Guiscardo

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Budapest, Hungary, on the 2nd day of August, 2011.

Vantage Holding Hungary Kft

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim
Managing Director

By:	/s/ Julia Varga
Julia Varga
Managing Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ Mark C. Howell	Managing Director	August 2, 2011
Mark C. Howell

By:	/s/ Linda J. Ibrahim	Managing Director (Principal executive, financial and accounting officer)	August 2, 2011
Linda Ibrahim

By:	/s/ Julia Varga	Managing Director	August 2, 2011
Julia Varga

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Holdings Caymans

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg
By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and	August 2, 2011
	Douglas G. Smith	accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage Holdings Malaysia I Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg
By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and	August 2, 2011
	Douglas G. Smith	accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage International Management Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	August 2, 2011
Douglas G. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2011.

Vantage International Management Company Pte Ltd.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	August 2, 2011
Paul A. Bragg

By:	/s/ Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer) and Director	August 2, 2011
Douglas G. Smith

By:	/s/ Michel R.C. Derbyshire	Director	August 2, 2011
Michel R.C. Derbyshire

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form(s) of Underwriting Agreement *

4.1	Specimen Ordinary Share Certificate (Incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Company’s registration statement on Form F-4 (File No. 333-147797))

4.2	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.2 of Amendment No. 4 to the Company’s registration statement on Form F-4 (File No. 333-147797))

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 of Amendment No. 4 to the Company’s registration statement on Form F-4 (File No. 333-147797))

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and Vantage Drilling Company (Incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the SEC on June 18, 2008)

4.5	Form of Indenture †

4.6	Form of Warrant Agreement *

4.7	Form of Deposit Agreement *

4.8	Form of Depositary Share *

4.9	Form of Unit Agreement *

4.10	Form of Guarantee *

5.1	Opinion of Porter Hedges LLP †

5.2	Opinion of Maples and Calder **

5.3	Opinion of Reti, Antall and Partners Law Firm †

5.4	Opinion of Heussen **

5.5	Opinion of Reeder & Simpson PC †

5.6	Opinion of Azmi & Associates **

5.7	Opinion of the Kelvin Chia Partnership †

12.1	Statement showing computation of ratio of earnings to fixed charges †

23.1	Consent of UHY LLP, Independent Registered Certified Public Accounting Firm †

23.2	Consent of Porter Hedges LLP (included in opinion filed as Exhibit 5.1)

23.3	Consent of Maples and Calder **

23.4	Consent of Reti, Antall and Partners Law Firm (included in opinion filed as Exhibit 5.3)

23.5	Consent of Heussen **

23.6	Consent of Reeder & Simpson PC (included in opinion filed as Exhibit 5.5)

23.7	Consent of Azmi & Associates **

23.8	Consent of the Kelvin Chia Partnership (included in opinion filed as Exhibit 5.7)

24.1	Power of Attorney (included on signature page to this Registration Statement)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended *

†	Filed herewith.
*	To be filed, if necessary, by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	To be filed by amendment.